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                                                                    Exhibit 99.1


                        [LETTERHEAD OF SIX FLAGS, INC.]


FOR:              SIX FLAGS, INC.

CONTACT:          Jim Dannhauser, Chief Financial Officer
                  122 East 42nd Street
                  New York, NY 10168
                  (212) 599-4693

KCSA              Sarah Shepard /Joe Mansi
CONTACT:          (212) 896-1236 /(212) 896-1205
                  sshepard@kcsa.com / jmansi@kcsa.com      FOR IMMEDIATE RELEASE
                                                           ---------------------

                              SIX FLAGS COMMENTS ON
                              2001 PERFORMANCE AND
                           2002 PERFORMANCE ESTIMATES

                     ADJUSTED EBITDA GROWTH IN 2002 OF 7-8%
                                FROM 2001 LEVELS

                                     - - - -

NEW YORK, JANUARY 30, 2002- Six Flags, Inc. (the "Company") (NYSE: PKS) commented today on expected 2001 performance and 2002 performance targets.

         Kieran E. Burke, Chairman and Chief Executive Officer of the Company, stated, "At the time of our press release and conference call discussing our third quarter results, we indicated that we expected to generate full year consolidated revenues for 2001 of approximately $1.04 to $1.05 billion, up approximately 3.4% over the prior year, and 2001 Adjusted EBITDA of approximately $402.5-407.5 million. With the year now concluded, and subject to adjustments, which we do not expect to be material, as we finalize our financial statements for the year, we now expect to generate 2001 revenues and Adjusted EBITDA at or about the low end of those ranges.

         "In terms of expectations for 2002 performance, we anticipate generating Adjusted EBITDA of approximately $430-435 million, in line with most published estimates. This performance, which represents growth of approximately 7-8% over 2001 results, is expected to be generated by consolidated revenue growth of approximately 6% over 2001 levels and continued focus on careful expense control.

                                     (more)

         "It is far too early in the year to have any meaningful indicators of 2002 performance," noted Mr. Burke. "However, we are encouraged that the good performance that our parks experienced in the latter part of October continued for the last part of 2001 at the small number


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SIX FLAGS 2002 PERFORMANCE ESTIMATES
JANUARY 30, 2002
PAGE 2


of parks then in operation. We continue to expect a 2002 capital expenditure of approximately $140 million, a level which should enable us to deliver good growth and meaningful free cash flow this year."

         Finally, the Company confirmed that its three senior officers, Kieran Burke, Gary Story and Jim Dannhauser, had during the month of January sold an aggregate of 575,000 shares of Company stock owned by them. Mr. Burke noted that "The sales were made primarily to fund option exercises and to provide for the substantial tax liabilities arising from those option exercises and from previously restricted stock which became unrestricted on January 1, 2002. Taken together, the shares sold represent only 13.7% of the aggregate holding (including all options) owned by us and we continue to own over 3.6 million shares and options in the Company, which represents a meaningful portion of our respective net worths. The required SEC filings related to these sales will be made shortly."

         Six Flags is the world's largest regional theme park company, with thirty-seven parks in markets throughout North America and Europe.




THE INFORMATION CONTAINED IN THIS NEWS RELEASE, OTHER THAN HISTORICAL INFORMATION, CONSISTS OF FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE SECURITIES EXCHANGE ACT. THESE STATEMENTS MAY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN SUCH STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. IMPORTANT FACTORS, INCLUDING GENERAL ECONOMIC CONDITIONS, CONSUMER SPENDING LEVELS, ADVERSE WEATHER CONDITIONS AND OTHER FACTORS DESCRIBED IN THE COMPANY'S FILINGS WITH THE SEC, COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S EXPECTATIONS.

This release and prior releases are available on the KCSA Public Relations Worldwide Web site at WWW.KCSA.COM

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